Exhibit 21
List of Significant Subsidiaries

As of December 31, 2020
Listed below are subsidiaries of Philip Morris International Inc. (the “Company”) as of December 31, 2020, and their country of organization. This list omits the subsidiaries of the Company that in the aggregate would not constitute a “significant subsidiary” of the Company, as that term is defined in Rule 1-02(w) of Regulation S-X.

Name	State or Country of Organization

AO "Philip Morris Izhora"	Russia
Compania Colombiana de Tabaco S.A.S.	Colombia
f6 Cigarettenfabrik GmbH & Co. KG	Germany
Latin America and Canada Investments B.V.	Netherlands
Limited Liability Company "Philip Morris Sales & Distribution"	Ukraine
Massalin Particulares S.R.L.	Argentina
Papastratos Cigarettes Manufacturing Company S.A.	Greece
Philip Morris ApS	Denmark
Philip Morris Benelux BVBA	Belgium
Philip Morris Brands Sàrl	Switzerland
Philip Morris Brasil Industria e Comercio Ltda.	Brazil
Philip Morris CR a.s.	Czech Republic
Philip Morris Exports Sàrl	Switzerland
Philip Morris Finance SA	Switzerland
Philip Morris Finland Ltd	Finland
Philip Morris Global Brands Inc.	USA
Philip Morris GmbH	Germany
Philip Morris Holland Holdings B.V.	Netherlands
Philip Morris International Holdings B.V.	Netherlands
Philip Morris Investments B.V.	Netherlands
Philip Morris Italia S.r.l.	Italy
Philip Morris Japan Limited	Japan
Philip Morris Kazakhstan LLP	Kazakhstan
Philip Morris Korea Inc.	South Korea
Philip Morris Limited	Australia
Philip Morris Limited	United Kingdom
Philip Morris Manufacturing & Technology Bologna S.p.A.	Italy
Philip Morris Mexico Productos Y Servicios, Sociedad de Responsabilidad Limitada de Capital Variable	Mexico
Philip Morris Mexico, Sociedad Anónima de Capital Variable	Mexico
Philip Morris Misr Limited Liability Company	Egypt
Philip Morris Operations a.d. Nis	Serbia
Philip Morris (Pakistan) Limited	Pakistan
Philip Morris Philippines Manufacturing Inc.	Philippines
Philip Morris Polska Spolka Akcyjna	Poland
Philip Morris Polska Distribution Sp. z.o.o.	Poland
Philip Morris Romania S.R.L.	Romania
Philip Morris Products S.A.	Switzerland
Philip Morris SA Philip Morris Sabanci Pazarlama ve Satis A.S.	Turkey
Philip Morris Trading (Thailand) Company Limited	Thailand
Philip Morris Trading S.R.L.	Romania
Limited Liability Company "Philip Morris Sales and Marketing"	Russia
PHILSA Philip Morris Sabanci Sigara ve Tutunculuk Sanayi ve Ticaret A.S.	Turkey
PMFTC Inc.	Philippines
PT Hanjaya Mandala Sampoerna Tbk.	Indonesia
PT Philip Morris Indonesia	Indonesia
Tabaqueira II, S.A.	Portugal
Tabaqueira - Empresa Industrial de Tabacos, S.A.	Portugal
UAB "Philip Morris Lietuva"	Lithuania